UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California
(Address of principal executive offices) (zip code)

(424) 253-9991
(Registrant’s telephone number, including area code)

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

(1)     On July 11, 2017, the Company made the decision to discontinue the practice of providing seed capital for clients, at least through 1pm Industries, Inc. From this point forward, the company will collect 9.9% of a company’s equity on the front end of each project and will no longer provide financing support through the company. This accounting decision was made to ensure the ability to book all revenue as top line revenue vs “other income”. This move will ensure a clearer understanding for shareholders as to the revenue and profit results of the company on a quarterly and annual basis.

(2)     On July 12, 2017, the Company received a notice of conversion from Typenex for $11,000 for 40,740,741 shares. There is $32,027.50 remaining on the note.

(3)     The Company has been asked via email about the remaining convertible notes. Due to derivative accounting rules, it is difficult to understanding the underlying derivatives The Company has the following convertible notes:

a.       Typenex - $32,027.50 remaining (funded December 2016)

b.       Typenex - $250,000 – (funded April 2017 not convertible till October 2017)

c.        Vista Capital - $100,000 – (funded April 2017 not convertible till October 2017)

d.       EMA Financial - $42,632 remaining from balance of $57,500– (funded June 2016)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: June 18, 2017	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

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